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                                                                    Exhibit 99.4
                        Mohegan Tribal Gaming Authority

                             Offer to Exchange its
               8 3/8% Senior Subordinated Notes Due July 1, 2011
          Which Have Been Registered Under the Securities Act of 1933
                       For Any and All of its Outstanding
               8 3/8% Senior Subordinated Notes Due July 1, 2011
                 Pursuant to the Prospectus Dated       , 2001

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus, dated         , 2001 (the
"Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of the Mohegan Tribal Gaming Authority (the "Authority") to exchange its 8 3/8% Senior Subordinated Notes due July 1, 2011, which have been registered under the Securities Act of 1933 (the "Exchange Notes"), for any and all of its outstanding 8 3/8% Senior Subordinated Notes due July 1, 2011 (the "Outstanding Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Authority contained in the Registration Agreement, dated as of July 26, 2001, among the Authority, Salomon Smith Barney Inc., Banc of America Securities LLC, Fleet Securities, Inc., SG Cowen Securities Corporation, Commerzbank Capital Markets Corp., McDonald Investments Inc. and Wells Fargo Brokerage Services, LLC.

  This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00
p.m., New York City time, on         , 2001, unless extended by the Authority
(the "Expiration Date"). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

  If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instructions form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by Mohegan Tribal Gaming Authority with respect to its Outstanding Notes.

  This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

  The aggregate principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

                             $___________________
                       of the 8 3/8% Senior Subordinated
                             Notes due July 1, 2011

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_]To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Outstanding Notes to be tendered, in integral multiples of $1,000):

                             $___________________
                       of the 8 3/8% Senior Subordinated
                             Notes due July 1, 2011

  [_]NOT to tender any Outstanding Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                   SIGN HERE

Name of beneficial owner(s): __________________________________________________

Signature(s): _________________________________________________________________

Name(s) (please print): _______________________________________________________

Address: ______________________________________________________________________

Telephone Number: _____________________________________________________________

Taxpayer Identification or Social Security Number(s): _________________________

Date: _________________________________________________________________________

  None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Outstanding Notes held by us for your account.

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